Prospectus Supplement No. 1	Filed Pursuant to Rule 424(b)(3)
(to Prospectus dated February 28, 2007)	Registration No. 333-140977

$250,000,000 Hornbeck Offshore Services, Inc. 1.625% Convertible Senior Notes due 2026 and up to 5,156,500 Shares of Common Stock Issuable Upon Conversion of the Notes

This document supplements the prospectus dated February 28, 2007, relating to the offering for resale of our 1.625% Convertible Senior Notes due 2026, which we issued in a private placement in November 2006, and shares of our common stock issuable upon the conversion of the notes. The information in this prospectus supplement replaces and supersedes the information set forth under the heading “Selling Security Holders” and the “Plan of Distribution” in the prospectus dated February 28, 2007.

Our common stock is listed on the New York Stock Exchange under the symbol “HOS.” On April 12, 2007, the closing sale price of our common stock on the New York Stock Exchange was $30.40 per share.

See “Risk Factors” beginning on page 9 of the prospectus dated February 28, 2007 for a discussion of certain risks that you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 13, 2007

SELLING SECURITY HOLDERS

On November 13, 2006, we issued and sold a total of $250,000,000 aggregate principal amount of the notes in private placements to Jefferies & Company, Inc. and Bear Stearns & Co. Inc. (which we refer to in this prospectus as the initial purchasers). The initial purchasers have advised us that they resold the notes, in transactions exempt from the registration requirements of the Securities Act, to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A. The selling security holders, which term includes their transferees, pledgees, donees and successors, may from time to time offer and sell pursuant to this prospectus any and all of the notes and the shares of our common stock issuable upon conversion of the notes.

The sale of the notes and our shares of common stock to be issued upon conversion of the notes are being registered pursuant to a registration rights agreement between the initial purchasers and us. In that agreement, we undertook to file a registration statement with regard to the notes and our shares of common stock issuable upon conversion of the notes and, subject to certain exceptions, to keep that registration statement effective for up to two years. The registration statement of which this prospectus is a part is intended to satisfy our obligations under that agreement.

The selling security holders named below have advised us that they intend to sell pursuant to this prospectus the notes and our shares of common stock set forth below. Additional selling security holders may choose to sell notes and shares of our common stock from time to time upon notice to us. None of the selling security holders named below, has, within the past three years, held any position or office with us or any of our predecessors or affiliates, or had any other material relationship with us or any of our predecessors or affiliates, except as noted below in “Plan of Distribution.”

Before a security holder not named below may use this prospectus in connection with an offering of securities, other than securities that were purchased pursuant to the registration statement of which this prospectus is a part, this prospectus will be amended. In that amendment, we will include the name of the holder, the amount of notes and common stock beneficially owned by the holder and the amount of notes and common stock to be offered. Alternatively, we can include that information in a report filed with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and incorporate it by reference into this prospectus or we can include that information in a supplement to this prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act. Any such amendment, report or prospectus supplement will also disclose whether any selling security holder named in the amendment, report or prospectus supplement has held any position or office with us or any of our predecessors or affiliates, or had any other material relationship with us or any of our predecessors or affiliates, during the three years prior to the date of the amendment, report or prospectus supplement.

The following table is based solely on the most current information provided to us by the selling security holders. References in the table and its footnotes to shares of our common stock beneficially owned or offered by the selling security holders include in each case the associated preferred stock purchase rights. References in the footnotes to the “securities being offered” by a selling security holder are references to the notes, shares of our common stock and associated preferred stock purchase rights being registered for resale, as shown in the table.

Name of Selling Security Holder	Principal Amount of Notes Beneficially Owned ($)	% of Notes Beneficially Owned	Principal Amount of Notes Being Offered ($) (1)	No. of Shares of Common Stock Beneficially Owned (2)(3)	No. of Shares of Common Stock Being Offered (1) (3)	Number of Shares of Common Stock Owned After Offering (1)
AHFP Context (4)	$400,000	*	$400,000	8,250	8,250	0
Alabama Children’s Hospital Foundation (5)	135,000	*	135,000	2,785	2,785	0
Allstate Insurance Company (6)(7)	3,000,000	1.20%	3,000,000	61,878	61,878	0
Altima Fund SICAV PLC in respect of the Grafton Sub Fund (4)	1,350,000	*	1,350,000	27,845	27,845	0
Argent Classic Convertible Arbitrage Fund II, L.P. (8)	610,000	*	610,000	12,582	12,582	0
Argent Classic Convertible Arbitrage Fund L.P. (8)	1,370,000	*	1,370,000	28,258	28,258	0

Name of Selling Security Holder	Principal Amount of Notes Beneficially Owned ($)	% of Notes Beneficially Owned	Principal Amount of Notes Being Offered ($) (1)	No. of Shares of Common Stock Beneficially Owned (2)(3)	No. of Shares of Common Stock Being Offered (1) (3)	Number of Shares of Common Stock Owned After Offering(1)
Argent Classic Convertible Arbitrage Fund Ltd. (8)	10,020,000	4.01%	10,020,000	206,673	206,673	0
Argent LowLev Convertible Arbitrage Fund II, LLC (8)	50,000	*	50,000	1,031	1,031	0
Argent LowLev Convertible Arbitrage Fund LLC (8)	70,000	*	70,000	1,444	1,444	0
Argent LowLev Convertible Arbitrage Fund Ltd. (8)	1,970,000	*	1,970,000	40,633	40,633	0
Argentum Multi-Strategy Fund Ltd-Classic (8)	150,000	*	150,000	3,094	3,094	0
Beamtenversicherungskasse Des Kantons Zurich (9)	6,600,000	2.64%	6,600,000	136,132	136,132	0
Bear, Stearns & Co., Inc. (10)(11)	5,000,000	2.00%	5,000,000	103,130	103,130	0
Bernische Lehrerversicherungs Kasse (9)	1,650,000	*	1,650,000	34,033	34,033	0
Boilermakers Blacksmith Pension Trust (12)	645,000	*	645,000	13,304	13,304	0
BP Amoco PLC Master Trust (5)(13)	936,000	*	936,000	19,306	19,306	0
Canadian Imperial Holdings Inc. (6)(14)	10,000,000	4.00%	10,000,000	206,260	206,260	0
CASAM Argent Classic Convertible Arbitrage Fund Limited (8)	240,000	*	240,000	4,950	4,950	0
CASAM Context Offshore Advantage Fund Limited (4)	600,000	*	600,000	12,376	12,376	0
Class C Trading Company Ltd. (8)	870,000	*	870,000	17,945	17,945	0
CNH CA Master Account, L.P. (15)	3,000,000	1.20%	3,000,000	61,878	61,878	0
Columbia Convertible Securities Fund (16)	6,000,000	2.40%	6,000,000	123,756	123,756	0
Context Advantage Master Fund, L.P. (17)	4,850,000	1.94%	4,850,000	100,036	100,036	0
CQS Convertible and Quantitative Strategies Master Fund Limited (18)	2,500,000	1.00%	2,500,000	51,565	51,565	0
Delta Airlines Master Trust (5)	135,000	*	135,000	2,785	2,785	0
Elite Classic Convertible Arbitrage Ltd. (7)	440,000	*	440,000	9,075	9,075	0
Family Service Life Insurance Co. (6)(19)	100,000	*	100,000	2,063	2,063	0
Finch Tactical Plus Class B (4)	150,000	*	150,000	3,094	3,094	0
Fore Convertible Master Fund, Ltd (20)	50,000	*	50,000	1,031	1,031	0
FPL Group Employees Pension Plan (5)	320,000	*	320,000	6,600	6,600	0
Gemini Sammelstiftung Zur Forderung der Personaluorsorge (9)	750,000	*	750,000	15,470	15,470	0
Goldman Sachs & Co. Profit Sharing Master Trust (6)(21)	31,000	*	31,000	639	639	0
Grace Convertible Arbitrage Fund, Ltd. (22)	5,600,000	2.24%	5,600,000	115,506	115,506	0
Guardian Life Insurance Company (6)(19)	6,500,000	2.60%	6,500,000	134,069	134,069	0
Guardian Pension Trust (6)(19)	400,000	*	400,000	8,250	8,250	0
Henderson Global Equity Multi-Strategy Master Fund (23)	4,000,000	1.60%	4,000,000	82,504	82,504	0
Henderson North American Equity Multi-Strategy Master Fund (23)	1,000,000	*	1,000,000	20,626	20,626	0
HFR CA Global Select Master Trust Account (8)	320,000	*	320,000	6,600	6,600	0
Highbridge Convertible Master Fund LP (24)	10,000,000	4.00%	10,000,000	206,260	206,260	0
Highbridge International LLC (25)	10,000,000	4.00%	10,000,000	206,260	206,260	0
Hotel Union & Hotel Industry of Hawaii Pension Plan Master Trust (13)	138,000	*	138,000	2,846	2,846	0
Inflective Convertible Opportunity Fund I, L.P. (6)(26)	800,000	*	800,000	16,501	16,501	0
Inflective Convertible Opportunity Fund I, LTD (6)(26)	1,600,000	*	1,600,000	33,002	33,002	0
Institutional Benchmarks Series (Master Feeder) Limited in respect of Alcor Series (4)	200,000	*	200,000	4,125	4,125	0
Institutional Benchmark Series (Master Feeder) Limited in Respect of Electra Series c/o Quattro Fund (27)	140,000	*	140,000	2,888	2,888	0
Institutional Benchmark Series—Ivan Segregated Account (6)(26)	600,000	*	600,000	12,376	12,376	0
Jefferies & Company (5)(10)	4,020,000	1.61%	4,020,000	82,917	82,917	0
Jefferies Umbrella Funds—Global Convertible Bonds (9)	8,600,000	3.44%	8,600,000	177,384	177,384	0
JMG Capital Partners, LP (28)	6,500,000	2.60%	6,500,000	134,069	134,069	0
KBC Convertibles Mac 28 LTD (6)(29)	1,650,000	*	1,650,000	34,033	34,033	0
KBC Diversified Fund (A Segregated portfolio of KBC Diversified) (6)(29)	4,125,000	1.65%	4,125,000	85,082	85,082	0
KBC Financial Products USA Inc. (5)(10)(30)	3,000,000	1.20%	3,000,000	61,878	61,878	0
LDG Limited (31)	228,000	*	228,000	4,703	4,703	0
Lehman Bros, Inc. (5)(10)	7,000,000	2.80%	7,000,000	144,382	144,382	0
LLT Limited (32)	457,000	*	457,000	9,426	9,426	0

Name of Selling Security Holder	Principal Amount of Notes Beneficially Owned ($)	% of Notes Beneficially Owned	Principal Amount of Notes Being Offered ($) (1)	No. of Shares of Common Stock Beneficially Owned (2)(3)	No. of Shares of Common Stock Being Offered (1) (3)	Number of Shares of Common Stock Owned After Offering (1)
Louisiana CCRF (12)	395,000	*	395,000	8,147	8,147	0
Lyxor/Context Fund LTD (4)(6)	1,150,000	*	1,150,000	23,720	23,720	0
Lyxor Master Fund Ref: Argent/LowLev CB c/o Argent (8)	490,000	*	490,000	10,107	10,107	0
Lyxor Quest Fund Ltd. (33)	2,970,000	1.19%	2,970,000	61,259	61,259	0
Lyxor/Inflective Convertible Opportunity Fund (6)(26)	800,000	*	800,000	16,501	16,501	0
Merrill Lynch, Pierce, Fenner & Smith (5)(10)(34)	400,000	*	400,000	8,250	8,250	0
Millennium Partners, L.P. (6)(35)	4,000	*	4,000	83	83	0
Morgan Stanley Convertible Securities Trust (5)(6)(36)	1,750,000	*	1,750,000	36,096	36,096	0
O’Connor Global Convertible Arbitrage II Master Limited (37)	2,300,000	*	2,300,000	47,440	47,440	0
O’Connor Global Convertible Arbitrage Master Limited (37)	17,700,000	7.08%	17,700,000	365,080	365,080	0
Old Lane Cayman Master Fund LP (38)	3,135,000	1.25%	3,135,000	64,663	64,663	0
Old Lane HMA Master Fund LP (38)	740,000	*	740,000	15,263	15,263	0
Old Lane US Master Fund LP (38)	1,125,000	*	1,125,000	23,204	23,204	0
Oz Special Funding (OZMD) L.P. (21)	2,469,000	*	2,469,000	50,926	50,926	0
Partners Group Alternative Strategies PCC Limited, Red Delta Cell c/o Quattro Fund (39)	200,000	*	200,000	4,125	4,125	0
Partners Group Alternative Strategies PCC LTD (8)	1,160,000	*	1,160,000	23,926	23,926	0
Pensionkasse Huntsman (9)	210,000	*	210,000	4,331	4,331	0
Pensionkasse Huntsman II (9)	290,000	*	290,000	5,982	5,982	0
Pensionskasse der Antalis AG (9)	100,000	*	100,000	2,063	2,063	0
Pensionskasse der Rockwell Automation AG (9)	200,000	*	200,000	4,125	4,125	0
Personalvorsorge der PV Promea (9)	450,000	*	450,000	9,282	9,282	0
Quattro Fund Ltd. (40)	1,520,000	*	1,520,000	31,352	31,352	0
Quattro Multistrategy Masterfund, LP (40)	140,000	*	140,000	2,888	2,888	0
Quest Global Convertible Master Fund Ltd. (33)	30,000	*	30,000	619	619	0
Raytheon Phoenix (41)	986,000	*	968,000	20,337	20,337	0
RBC Capital Markets (42)	2,000,000	*	2,000,000	41,252	41,252	0
Rhythm Fund LTD (6)(29)	1,725,000	*	1,725,000	35,580	35,580	0
S.A.C. Arbitrage, LLC (43)	2,500,000	1.00%	2,500,00	51,565	51,565	0
Sailfish Multi-Strategy Fixed Income Master Fund (G2) Ltd. (44)	5,000,000	2.00%	5,000,000	103,130	103,130	0
Stanfield Offshore Leveraged Assets, Ltd. (45)	12,500,000	5.00%	12,500,000	257,825	257,825	0
The City of Southfield Fire & Police Retirement System (13)	34,000	*	34,000	701	701	0
Thrivent Financial for Lutherans (6)(46)	3,000,000	1.20%	3,000,000	61,878	61,878	0
United Technologies Corporation Master Retirement Trust (13)	345,000	*	345,000	7,116	7,116	0
Universal Investment Gesellschaft MBH Ref Aventis (9)	4,750,000	1.90%	4,750,000	97,974	97,974	0
US Bank FBO Essentia Health Systems (12)	320,000	*	320,000	6,600	6,600	0
Van Kampen Harbor Fund (5)(6)(36)	3,250,000	1.30%	3,250,000	67,035	67,035	0
Viacom Inc. Pension Plan Master Trust (5)(13)	47,000	*	47,000	969	969	0
Wachovia Securities International, Ltd. (5)(6)(10)	5,000,000	2.00%	5,000,000	103,310	103,310	0
Waterstone Market Neutral Mac51, Ltd. (47)	2,632,000	1.05%	2,632,000	54,288	54,288	0
Waterstone Market Neutral Master Fund, Ltd. (47)	4,868,000	1.95%	4,868,000	100,407	100,407	0
Wells Fargo & Company (5)	4,000,000	1.60%	4,000,000	82,504	82,504	0
Worldwide Transactions Limited (4)	300,000	*	300,000	6,188	6,188	0
Xavex Convertible Arbitrage 10 Fund (8)	500,000	*	500,000	10,313	10,313	0
Xavex Convertible Arbitrage 2 Fund (8)	140,000	*	140,000	2,888	2,888	0
Zurich Institutional Benchmarks Master Fund, Ltd. (48)	480,000	*	480,000	9,900	9,900	0
Zurich Institutional Funds Wandelanleihen Global (9)	2,550,000	1.02%	2,550,000	52,596	52,596	0
Selling Security Holders To Be Identified	12,475,000	4.99%	12,475,000	257,309	257,309	0

	$250,000,000	100.00%	$250,000,000	5,156,500	5,156,500	0

*	Less than 1%

(1)	Because the selling security holder may sell pursuant to the prospectus all or a portion of the offered notes or common stock issuable upon conversion of the notes, we cannot know or estimate the number or percentage of notes and common stock that the selling security holder will hold upon the termination of any particular offering. Please refer to the “Plan of Distribution” beginning on page 71 of the prospectus. The information presented assumes that the selling security holder will fully convert the notes for cash and shares of our common stock, and that the selling security holder will sell all shares of our common stock that it receives pursuant to such conversion.

(2)	Includes shares of our common stock issuable upon conversion of the notes.

(3)	The maximum number of shares of our common stock issuable upon conversion of the notes is calculated assuming the conversion of the full amount of notes held by the selling security holders at the initial conversion price of $48.48 per share, which corresponds to the initial conversion rate of 20.6260 shares per $1,000 principal amount of the notes. This conversion price is subject to adjustment as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” Accordingly, the number of shares of our common stock to be offered using this prospectus may increase or decrease over time. Fractional shares will not be issued upon conversion of the notes. Instead, we will pay cash in lieu of fractional shares, if any. Due to the effects of rounding, the numbers shown in this column do not equal exactly 20.6260 shares per $1,000 principal amount of the notes.

(4)	Michael S. Rosen and William D. Fertig of Context Capital Management, LLC, Investment Advisor to this selling security holder, are the natural persons who have voting and investment control of the securities being offered.

(5)	This selling security holder has indicated that it is required to file, or it is a wholly owned subsidiary of a company that is required to file, periodic reports with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

(6)	This selling security holder has identified itself as an affiliate of a registered broker-dealer and has represented to us that such selling security holder acquired its notes and the beneficial interest in the common stock issuable upon conversion of the notes in the ordinary course of business and, at the time of the purchase of the notes and the beneficial interest in the common stock issuable upon conversion of the notes, such selling security holder had no agreements or understandings, directly or indirectly, with any person to distribute the notes or the common stock issuable upon conversion of the notes. To the extent that we become aware that such selling security holder did not acquire its notes or common stock issuable upon conversion of the notes in the ordinary course of business or did have such an agreement or understanding, we will file a prospectus supplement to the registration statement of which this prospectus is a part to designate such affiliate as an “underwriter” within the meaning of the Securities Act.

(7)	Allstate Insurance Company is a wholly owned subsidiary of The Allstate Corporation, which is a publicly owned company.

(8)	Nathaniel Brown and Robert Richardson are the natural persons who have voting and investment control of the securities being offered.

(9)	Avtandil Gigineishvili is the natural person who has voting and investment control of the securities being offered.

(10)	This selling security holder has identified itself as a registered broker-dealer and, accordingly, it is deemed to be, under the interpretations of the Commission, an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution” for required disclosure regarding this selling security holder.

(11)	Bear, Stearns & Co. Inc. is a wholly owned subsidiary of The Bear Stearns Companies Inc., which is a publicly owned company. Bear, Stearns & Co. Inc. has indicated that as of January 5, 2007, its proprietary accounts were short 102,850 shares of our common stock.

(12)	Ann Houlihan of Froley, Revy Investment Company Inc. is the natural person who has voting and investment control of the securities being offered.

(13)	John Gottfurcht, George Douglas and Amy Jo Gottfurcht are the natural persons who have voting and investment control of the securities being offered.

(14)	Andrew Henry is the natural person who has voting and investment control of the securities being offered.

(15)	CNH Partners, LLC Is Investment Advisor of the selling security holder and has sole voting and dispositive power over the securities being offered. Investment principals for CNH Partners, LLC are Robert Krail, Mark Mitchell and Todd Pulvino. Robert Krail, Mark Mitchell and Todd Pulvino are the natural persons who have voting and investment control of the securities being offered.

(16)	Yanfang (Emma) Yan is the natural person who has voting and investment control of the securities being offered.

(17)	Michael S. Rosen and William D. Fertig of Context Capital Management, LLC, General Partner to this selling security holder, are the natural persons who have voting and investment control of the securities being offered.

(18)	Directors Alan Smith, Blair Gauld, Dennis Hunter, Karla Bodden and Jim Rogers are the natural persons who have voting and investment control of the securities being offered.

(19)	John Murphy, Managing Director of Guardian Life Ins. Co. of America is the natural person who has voting and investment control of the securities being offered.

(20)	Fore Research & Management, LP is controlling entity of the selling security holder. Matthew Li controls Fore Research & Management, LP. As such, Matthew Li is the natural person who has voting and investment control of the securities being offered.

(21)	Daniel S. Och, as senior managing member of Oz Management, LLC, the investment manager to the selling security holder, may be deemed to have voting/investment control of the securities being offered by the selling security holder.

(22)	Grace Brothers Management, L.L.C. is the controlling entity of the selling security holder. Michael Brailov is the managing member of Grace Brothers Management, L.L.C. As such, Michael Brailov is the natural person who has voting and investment control of the securities being offered.

(23)	This selling security holder is registered as a regulated mutual fund with the Cayman Islands Monetary Authority under Section 4(3) of the Mutual Funds Law of the Cayman Islands. Accordingly, for purposes of the prospectus it is accorded the same treatment as an investment company registered under the Investment Company Act of 1940.

(24)	Highbridge Capital Management, LLC is the trading manager of Highbridge Convertible Master Fund LP and has voting control and investment discretion over the securities being offered by Highbridge Convertible Master Fund LP. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities being offered by Highbridge Convertible Master Fund LP. Each of Highbridge Capital Management, LLC , Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities being offered by Highbridge Convertible Master Fund LP.

(25)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities being offered by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities being offered by Highbridge International LLC. Each of Highbridge Capital Management, LLC , Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities being offered by Highbridge International LLC.

(26)	Inflective Asset Management is the investment advisor of this security holder and has voting and investment power over the securities being offered. The Chief Investment Officer of Inflective Asset Management is Thomas J. Ray. As such, Thomas J. Ray is the natural person who has voting and investment control of the securities being offered.

(27)	Gary Crowder is the natural person who has voting and investment control of the securities being offered.

(28)	JMG Capital Partners, L.P. (“JMG Partners”) is a California limited partnership. Its general partner is JMG Capital Management, LLC, a Delaware limited liability company and an investment adviser that has voting and dispositive power over JMG Partner’s investments, including the securities being offered. The equity interests of JMG Capital Management, LLC are owned by JMG Capital Management, Inc., a California corporation, and Asset Alliance Holding Corp., a Delaware corporation. Jonathan M. Glaser is the Executive Officer and Director of JMG Capital Management, Inc. and has sole investment discretion over JMG Partner’s portfolio holdings.

(29)	Carlo Georg, the Chief Investment Officer of KBC AIM LTD, is the natural person who has voting and investment control of the securities being offered.

(30)	The securities being offered are under total control of KBC Financial Products USA Inc. KBC Financial Products USA Inc. is a direct wholly owned subsidiary of KBC Financial Holdings, Inc., which in turn is a direct wholly owned subsidiary of KBC Bank N.V., which in turn is a direct wholly owned subsidiary of KBC Group N.V., a publicly traded entity.

(31)	TQA Investors LLC has sole investment power and shared voting power. Its members are: John Idone, Paul Bucci and Darren Langis and Andrew Anderson.

(32)	Forest Investment Management LP (“Forest”) has sole voting control and shared investment control. Forest is wholly owned by Forest Partners II, the sole General Partner of which is Michael A. Boyd Inc., which is owned by Michael A. Boyd.

(33)	Frank Campana and James Doolin are the natural persons who have voting and investment control of the securities being offered.

(34)	This selling security holder has indicated that it is not aware of any position, office or directorship relationship with the Company or its affiliates; however, it may or may not have, from time to time, acted in a financial investment advisory capacity to the Company. For the purposes of this table, we have assumed it does not. This selling security holder has identified itself as an investment company registered under the Investment Company Act of 1940, as amended. Tim Reilly is the natural person who has voting and investment control of the securities being offered.

(35)	Millennium Management, L.L.C., a Delaware limited liability company, is the general partner of Millennium Partners, L.P., a Cayman Islands exempted limited partnership, and consequently may be deemed to have voting control and investment discretion over securities owned by Millennium Partners, L.P. Israel A. Englander is the managing member of Millennium Management, L.L.C. As a result, Mr. Englander may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium Management, L.L.C. The foregoing should not be construed in and of itself as an admission by either of Millennium Management, L.L.C. or Mr. Englander as to beneficial ownership of the shares of the Company’s common stock owned by Millennium Partners, L.P.

(36)	This selling security holder has indicated that it has no actual knowledge of any material relationship with the Company except as a selling security holder, but has made no affirmative inquiry with respect thereto. For purposes of this table, we have assumed it does not.

(37)	The selling security holder is a fund which cedes investment control to UBS O’Connor LLC. UBS O’Connor LLC makes all the investment/voting decisions. UBS O’Connor LLC is a wholly owned subsidiary of UBS AG which is listed and traded on the NYSE.

(38)	Jonathan Barton is the natural person who has voting and investment control of the securities being offered.

(39)	Mark Rowe, Felix Haldner, Michael Fitchet and Denis O’Malley are the natural persons who have voting and investment control of the securities being offered.

(40)	Andrew Kaplan, Brian Swain and Louis Napoli are the natural persons who have voting and investment control of the securities being offered.

(41)	Advent Capital Management is the investment advisor of the this security holder and has voting and investment power over the securities being offered. The Chief Investment Officer of Advent Capital Management is Tracy Maitland. As such, Tracy Maitland is the natural person who has voting and investment control of the securities being offered.

(42)	Daniel White is the natural person who has voting and investment control of the securities being offered.

(43)	Pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC, a Delaware limited liability company (“SAC Capital Advisers”), and S.A.C. Capital Management, LLC, a Delaware limited liability company (“SAC Capital Management”) share all investment and voting power with respect to the securities held by S.A.C. Arbitrage Fund, LLC. Mr. Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaim beneficial ownership of any of the securities being offered.

(44)	Messrs. Mark Fishman and Sal Naro may be deemed to share beneficial ownership of the notes owned of record by Sailfish Multi-Strategy Fixed Income Master Fund (G2), Ltd., by virtue of their status as managing members of Sailfish Capital Partners, LLC, a Delaware limited liability company, the principal business of which is serving as the Investment Manager of Sailfish Multi-Strategy Fixed Income Master Fund (G2), Ltd., a Cayman Island limited company.

Each of Mr. Fishman and Mr. Naro share investment and voting power with respect to the ownership interests of the notes owned by Sailfish Multi-Strategy Fixed Income Master Fund (G2), Ltd. but disclaim beneficial ownership of such interests.

(45)	The beneficial holder of the securities is Stanfield Offshore Leveraged Assets, Ltd. (“SOLA”), a Cayman Islands exempted company. The investment manager of SOLA is Stanfield Capital Partners LLC, a New York limited liability company, which is an investment adviser registered with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended.

The members of the management committee of Stanfield Capital Partners LLC are Dan Baldwin, Steve Alfieri, Chris Jansen, Sarah Street and Chris Greetham. Each member disclaims beneficial ownership of the securities owned by SOLA.

(46)	John Pickering, Portfolio Manager, is the natural person who has voting and investment control of the securities being offered.

(47)	Shawn Bergerson is the natural person who has voting and investment control of the securities being offered.

(48)	TQA Investors, LLC has voting and investment power over the securities being offered. The principals of TQA Investors, LLC are Robert Butman, Paul Bucci, DJ Langis, Andrew Anderson, George Esser and Bartholomew Tesoriero.

Selling security holders who are registered broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act. In addition, a selling security holder who is an affiliate of a registered broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act if the selling security holder (i) did not acquire its notes or underlying common stock in the ordinary course of business or (ii) had any agreement or understanding, directly or indirectly, with any person to distribute the notes or underlying common stock. To our knowledge, no selling security holder who is a registered broker-dealer or an affiliate of a registered broker-dealer received any securities as underwriting compensation.

PLAN OF DISTRIBUTION

The securities to be offered and sold using the prospectus, as supplemented, are being registered to permit public secondary trading of these securities by the selling security holders from time to time after the date of the prospectus, as supplemented. We will not receive any of the proceeds from the sale by the selling security holders of the securities offered by the prospectus, as supplemented. The aggregate proceeds to the selling security holders from the sale of the notes or the common stock issuable upon conversion of the notes will be the purchase price of the notes less any discounts and commissions. A selling security holder reserves the right to accept and, together with its agents, to reject, any proposed purchases of notes or common stock to be made directly or through agents.

The notes and the common stock issuable upon conversion of the notes may be sold from time to time to purchasers directly by the selling security holders and their successors, which includes their transferees, pledgees or donees or their successors, or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers of the notes and the common stock issuable upon conversion of the notes. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The selling security holders and any underwriters, broker-dealers or agents who participate in the distribution of the notes and the common stock issuable upon conversion of the notes may be “underwriters” within the meaning of the Securities Act. To the extent any of the selling security holders are broker-dealers, they are, under the interpretation of the Commission, “underwriters” within the meaning of the Securities Act. Each of the following selling security holders has represented to us that it is a broker-dealer or an affiliate of a broker-dealer: Allstate Insurance Company, Bear, Stearns & Co., Inc., Canadian Imperial Holdings Inc., Family Service Life Insurance Co., Goldman Sachs & Co. Profit Sharing Master Trust, Guardian Life Insurance Company, Guardian Pension Trust, Inflective Convertible Opportunity Fund I, L.P., Inflective Convertible Opportunity Fund I, LTD, Institutional Benchmark Series—Ivan Segregated Account, Jefferies & Company, KBC Convertible Mac 28 LTD, KBC Diversified Fund (a segregated portfolio of KBC Diversified), KBC Financial Products USA Inc., Lehman Bros, Inc., Lyxor/Context Fund LTD, Lyxor/Inflective Convertible Opportunity Fund, Merrill Lynch, Pierce, Fenner & Smith, Millenium Partners, L.P., Morgan Stanley Convertible Securities, Rhythm Fund LTD, Thrivent Financial for Lutherans, Van Kampen Harbor Fund and Wachovia Securities international, Ltd. Any profits on the sale of the notes and the common stock issuable upon the conversion of the notes by such selling security holders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and “underwriters” within the meaning of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. If the selling security holders are deemed to be underwriters, such selling security holders may be subject to certain statutory liabilities of the Securities Act and the Exchange Act.

We will pay all expenses of the registration of the notes and the common stock issuable under the conversion of the notes pursuant to the registration rights agreement, estimated to be $80,000 in total, including, without limitation, Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that if the notes and the common stock issuable upon conversion of the notes are sold through underwriters, broker dealers or agents, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions.

Two of the selling security holders, Jefferies & Company and Bear, Stearns & Co. Inc., were the initial purchasers of the notes. The initial purchasers and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our subsidiaries.

The notes were issued and sold in November 2006 in transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144A under the Securities Act. Pursuant to the registration rights agreement filed as an exhibit to the registration statement of which the prospectus, as supplemented, is a part, we have agreed to indemnify the initial purchasers, holders who have provided us with selling security holder questionnaires and each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) the initial purchasers or the holders who have provided us with selling security holder notices and questionnaires, from and against certain liabilities under the Securities Act or such persons will be entitled to contribution in connection with these liabilities. Pursuant to such registration rights agreement, the selling security holders have agreed, severally and not jointly, to indemnify us and each of our directors, officers and control persons from certain liabilities under the Securities Act or we will be entitled to contribution in connection with these liabilities.